Exhibit 99.6

Joint Filing Agreement

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Date: February 26, 2021

KELSO INVESTMENT ASSOCIATES X, L.P.

Signature:	/s/ William Woo
By: Kelso GP X, L.P., its general partner; by Kelso GP X, LLC, its general partner; by William Woo, its Managing Member

KEP X, LLC

Signature:	/s/ William Woo
By: William Woo, its Managing Member

KSN FUND X, L.P.

Signature:	/s/ William Woo
By: Kelso GP X, L.P., its general partner; by Kelso GP X, LLC, its general partner; by William Woo, its Managing Member

KELSO GP X, L.P.

Signature:	/s/ William Woo
By: Kelso GP X, LLC, its general partner; by William Woo, its Managing Member

KELSO GP X, LLC

Signature:	/s/ William Woo
By: William Woo, its Managing Member